UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  March 26, 2012

MACROSOLVE, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	333-150332	73-1518725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 South Boulder Ave. Suite 700, Tulsa, Oklahoma 74119
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 280-8693

Copy of correspondence to:

Gregory Sichenzia, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 26, 2012, MacroSolve, Inc. (the “Company”) issued an aggregate of seven units (“Units”) to certain investors (the “Purchasers”) for aggregate cash proceeds of $175,000 (the “Financing”).

Each Unit had a purchase price of $25,000 per Unit and consisted of Two Hundred Fifty Thousand (250,000) shares of the Company’s common stock, $0.01 par value (the “Common Stock”) and Series D Warrant to purchase Two Hundred Fifty Thousand (250,000) shares of Common Stock (the “Warrants”). The Warrants have an exercise price of $0.15 per share of Common Stock and will be exercisable until December 31, 2017. The Warrants may be exercised by the Purchasers by cashless exercise. In connection with the Financing, the Company granted each Purchaser registration rights upon the occurrence of a specified event.

The Units sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.   This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

ITEM 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Form of Subscription Agreement
10.02	Form of Warrant

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MACROSOLVE, INC.

Date: March 29, 2012	By:	/s/ KENDALL CARPENTER
Kendall Carpenter
Chief Financial Officer

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